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                           PREMIER CONCEPTS, INC.

                  PROXY SOLICITED ON BEHALF OF THE COMPANY


     The undersigned hereby constitutes and appoints Sissel B. Greenberg or Todd Huss (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Special Meeting of the Shareholders of Premier Concepts, Inc. (the "Company") to be held at
3033 South Parker Road, Suite 120, Aurora, Colorado 80014, on May   , 1999
at 10:00 o'clock a.m. Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

   (1)       FOR                 AGAINST          ABSTAIN
                 ----------              --------         --------

             To ratify and approve the Second Stock Purchase Agreement between the Company, on the one hand, and Infusion Capital Partners, LLC, on the other, and the other transactions provided for in such Agreements.

   (2)       FOR                 AGAINST          ABSTAIN
                 ----------              --------         --------

             In the event Proposal No. 1 above is rejected by the Shareholders, to ratify and approve the issuance by the Company to Equisition Capital Partners, LLC a common stock purchase warrant exercisable to purchase 70,400 shares of Common Stock at an exercise price of $2.05 per shares.

   (3) Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2, AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.
(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of the management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)
(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.)
Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                  Date                                            , 199
                      --------------------------------------------     ---

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                  Name (please type or print)



                  --------------------------------------------------------
                  Signature

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                  Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.